EXHIBIT  10(a)

                             Consent of Deloitte & Touche LLP

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 10 to Registration Statement No. 33-58642 of Ameritas Variable Life Insurance Company Separate Account VA-2 on Form N-4 of our reports dated February 5, 1999, on the financial statements of Ameritas Variable Life Insurance Company and Ameritas Variable Life Insurance Company Separate Account VA-2, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.



/s/ Deloitte & Touche LLP

Lincoln, Nebraska
August 27, 1999